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SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES FIRST QUARTER 2015 RESULTS

•	First quarter 2015 Net revenue was $750.7 million.

•	First quarter 2015 Net income was $35.4 million, or $0.21 per diluted share.

•	First quarter 2015 Adjusted net income[1] was $110.9 million, or $0.65 per diluted share.

Almelo, the Netherlands – April 28, 2015 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the first quarter ended March 31, 2015.

Highlights of the First Quarter ended March 31, 2015

Net revenue for the first quarter 2015 was $750.7 million, an increase of $199.1 million, or 36.1%, from $551.6 million for the first quarter 2014. Net income for the first quarter 2015 was $35.4 million, or $0.21 per diluted share. This compares to Net income for the first quarter 2014 of $68.4 million, or $0.39 per diluted share. Adjusted net income1 for the first quarter 2015 was $110.9 million which was 14.8% of Net revenue, or $0.65 per diluted share. This was an increase of 13.1% compared to Adjusted net income1 for the first quarter 2014 of $98.1 million which was 17.8% of Net revenue, or $0.56 per diluted share. Integration charges related to acquisitions were $3.6 million for the first quarter of 2015.

"We are pleased with our results for the first quarter with Net revenue and Adjusted net income in line with our expectations," said Martha Sullivan, President and Chief Executive Officer. “Despite increased foreign exchange headwinds, we remain on-track for 2015 to be a year of strong double-digit growth.”

The Company spent $58.1 million, or 7.7% of Net revenue, on research, development and engineering related costs in the first quarter of 2015 to fund growth initiatives. These costs reside in both the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at March 31, 2015 was $195.6 million. During the first quarter of 2015, the Company generated cash of $103.1 million from operations, used cash of $35.0 million in investing activities and used cash of $83.9 million in financing activities.

The Company recorded a provision for income taxes of $10.5 million for the first quarter 2015. Approximately $9.0 million of the provision, or 5.9% of Adjusted EBIT, related to taxes that are payable in cash and approximately $1.5 million related to deferred and other income tax expense.

The Company’s total indebtedness at March 31, 2015 was $2.8 billion. The Company’s Net debt2 was $2.6 billion, resulting in a Net leverage ratio2 of 4.1x as of March 31, 2015. In connection with the Company's refinancing of its 6.5% Senior Notes due 2019, the last $79.1 million of these notes has been classified as short-term debt and notice has been given for these to be called on April 29, 2015.

Segment Performance

	Three months ended
$ in 000s	March 31, 2015	March 31, 2014
Performance Sensing net revenue	$591,252	$394,626
Performance Sensing profit from operations	143,872	109,344
% of Performance Sensing net revenue	24.3%	27.7%

Sensing Solutions net revenue	$159,433	$156,968
Sensing Solutions profit from operations	49,218	48,023
% of Sensing Solutions net revenue	30.9%	30.6%

Guidance
The Company anticipates Net revenue of $755 to $795 million for the second quarter 2015 which, at the midpoint, is 35% higher than second quarter 2014 Net revenue of $575.9 million. The Company further anticipates Adjusted EBITDA3 of $180 to $192 million for the second quarter 2015. In addition, the Company expects Adjusted net income1 of $119 to $129 million, or $0.69 to $0.75 per diluted share for the second quarter 2015. This guidance assumes a diluted share count of 171.5 million for the second quarter 2015.

For the full year 2015, the Company continues to anticipate Net revenue of $2.985 to $3.145 billion which, at the midpoint, is 27.2% higher than the full year 2014 net revenue of $2.41 billion. The Company further anticipates Adjusted EBITDA3 of $725 to $775 million for the full year 2015. In addition, the Company expects Adjusted net income1 of $481 to $521 million, or $2.80 to $3.04 per diluted share for the full year 2015. At the midpoint, this represents 22.7% growth compared to full year 2014 Adjusted net income1 per diluted share of $2.38. This guidance assumes a diluted share count of 171.7 million for the full year 2015.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income.

2Net debt represents total indebtedness including Capital lease and other financing obligations, less Cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months.

3The Company defines Adjusted EBITDA as Adjusted net income excluding cash interest expense, cash tax expense, depreciation expense (excluding step-up depreciation expense related to acquisitions) and amortization expense (excluding amortization expense on acquisition related intangibles).

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its first quarter ended March 31, 2015. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 20302336. A live webcast and a replay of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in sixteen countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and the Company's future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the second quarter and full year 2015.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: adverse developments in the automotive industry; competitive pressures that could require the Company to lower prices or result in reduced demand for the Company's products; integration of acquired companies, including Schrader; the assumption of known and unknown liabilities in the acquisition of Schrader; risks associated with the Company's non-US operations and international business; litigation and disputes involving the Company, including the extent of intellectual property, product liability, and warranty claims asserted against the Company; risks associated with the Company's historical and future tax positions; risks related to labor disruptions or costs; and risks associated with the Company's substantial indebtedness.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended
	March 31, 2015	March 31, 2014
Net revenue	$750,685	$551,594
Operating costs and expenses:
Cost of revenue	506,633	357,199
Research and development	30,736	17,664
Selling, general and administrative	64,396	44,672
Amortization of intangible assets	45,809	32,016
Restructuring and special charges	720	865
Total operating costs and expenses	648,294	452,416
Profit from operations	102,391	99,178
Interest expense	(34,880)	(23,512)
Interest income	119	308
Other, net	(21,757)	538
Income before taxes	45,873	76,512
Provision for income taxes	10,518	8,139
Net income	$35,355	$68,373

Net income per share:
Basic	$0.21	$0.40
Diluted	$0.21	$0.39

Weighted-average ordinary shares outstanding:
Basic	169,487	172,085
Diluted	171,262	174,151

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

($ in 000s)
	For the three months ended
	March 31, 2015	March 31, 2014
Net income	$35,355	$68,373
Other comprehensive income, net of tax:
Deferred gain on derivative instruments, net of reclassifications	21,504	2,165
Defined benefit and retiree healthcare plans	(389)	(71)
Other comprehensive income	21,115	2,094
Comprehensive income	$56,470	$70,467

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$195,581	$211,329
Accounts receivable, net of allowances	488,335	444,852
Inventories	346,799	356,364
Deferred income tax assets	14,976	15,301
Prepaid expenses and other current assets	123,375	90,918
Total current assets	1,169,066	1,118,764
Property, plant and equipment, net	608,349	589,484
Goodwill	2,426,221	2,424,795
Other intangible assets, net	867,853	910,774
Deferred income tax assets	8,147	16,750
Deferred financing costs	30,220	29,102
Other assets	30,874	26,940
Total assets	$5,140,730	$5,116,609

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$170,031	$145,979
Accounts payable	305,925	287,800
Income taxes payable	7,323	7,516
Accrued expenses and other current liabilities	235,000	222,781
Deferred income tax liabilities	12,524	13,430
Total current liabilities	730,803	677,506
Deferred income tax liabilities	361,769	362,738
Pension and post-retirement benefit obligations	33,099	35,799
Capital lease and other financing obligations, less current portion	47,154	45,113
Long-term debt, net of discount, less current portion	2,560,799	2,650,744
Other long-term liabilities	39,474	41,817
Total liabilities	3,773,098	3,813,717
Total shareholders’ equity	1,367,632	1,302,892
Total liabilities and shareholders’ equity	$5,140,730	$5,116,609

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)	For the three months ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net income	$35,355	$68,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,842	15,603
Amortization of deferred financing costs and discounts	1,653	986
Currency remeasurement gain on debt	(570)	(122)
Share-based compensation	3,187	2,585
Loss on debt financing	19,564	—
Amortization of inventory step-up to fair value	—	683
Amortization of intangible assets	45,809	32,016
Deferred income taxes	1,357	4,478
Gains from insurance proceeds	—	(2,417)
Unrealized loss/(gain) on hedges and other non-cash items	879	(2,790)
Changes in operating assets and liabilities, net of effects of acquisitions	(25,966)	(13,999)
Net cash provided by operating activities	103,110	105,396

Cash flows from investing activities:
Acquisition of Schrader, net of cash received	(958)	—
Other acquisitions, net of cash received	3,881	(58,281)
Additions to property, plant and equipment and capitalized software	(37,878)	(27,308)
Insurance proceeds	—	2,417
Net cash used in investing activities	(34,955)	(83,172)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	4,902	7,836
Proceeds from issuance of debt	700,000	—
Payments on debt	(768,568)	(2,582)
Payments to repurchase ordinary shares	—	(11,310)
Payments of debt issuance costs	(20,237)	—
Net cash used in financing activities	(83,903)	(6,056)
Net change in cash and cash equivalents	(15,748)	16,168
Cash and cash equivalents, beginning of period	211,329	317,896
Cash and cash equivalents, end of period	$195,581	$334,064

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended March 31,
	2015	2014
Performance Sensing	78.8%	71.5%
Sensing Solutions	21.2%	28.5%
Total	100.0%	100.0%

(% of total net revenue)	Three months ended March 31,
	2015	2014
Americas	40.8%	39.2%
Europe	33.2%	29.2%
Asia	26.0%	31.6%
Total	100.0%	100.0%

(% of total net revenue)	Three months ended March 31,
	2015	2014
European automotive	27.7%	25.0%
North American automotive	21.2%	17.2%
Asian automotive	17.2%	20.0%
Rest of world automotive	1.0%	0.6%
Heavy vehicle off-road	12.7%	11.3%
Appliance and heating, ventilation and air-conditioning	6.1%	8.9%
Industrial	6.0%	7.5%
All other	8.1%	9.5%
Total	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: Net income before certain restructuring and special charges, costs associated with financing and other transactions, deferred loss/(gain) on other hedges, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax expense, amortization of deferred financing costs, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the performance of the Company’s operations, and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income to Adjusted net income and projected GAAP earnings per share to projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income to Adjusted net income for the three months ended March 31, 2015 and 2014.

(In 000s, except per share amounts)	Three months ended March 31,
	2015	2014
Net income	$35,355	$68,373
Restructuring and special charges	1,156	(2,417)
Financing and other transaction costs	19,822	68
Deferred loss/(gain) on other hedges	4,038	(4,194)
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	47,346	34,622
Deferred income tax and other tax expense	1,486	613
Amortization of deferred financing costs	1,653	986
Total adjustments	$75,501	$29,678
Adjusted net income	$110,856	$98,051
Weighted average diluted shares outstanding used in Adjusted net income per share calculation	171,262	174,151
Adjusted net income per diluted share	$0.65	$0.56

The Company’s definition of Adjusted net income includes the current tax expense/(benefit) that will be payable/(realized) on the Company’s income tax return and excludes deferred income tax and other tax expense/(benefit). As the Company treats deferred income tax and other tax expense/(benefit) as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for any period presented. The theoretical current income tax expense/(benefit) associated with the reconciling items above would be as follows: Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory: $0.1 million and $0.6 million for the three months ended March 31, 2015 and 2014, respectively; Restructuring and special charges: $0.1 million and $0.0 million for the three months ended March 31, 2015 and 2014, respectively.

The following unaudited table identifies where in the Condensed Consolidated Statement of Operations the adjustments to reconcile Net income to Adjusted net income were recorded for the three months ended March 31, 2015 and 2014.

($ in 000s)	Three months ended March 31,
	2015	2014
Cost of revenue	$9,205	$557
Selling, general and administrative	258	68
Amortization of intangible assets	44,616	31,648
Restructuring and special charges	98	—
Interest expense	1,653	986
Other, net	18,185	(4,194)
Provision for income taxes	1,486	613
Total adjustments	$75,501	$29,678

The following unaudited table reconciles the Company’s projected GAAP earnings per share to projected Adjusted net income per diluted share for the three months ended June 30, 2015 and full year ended December 31, 2015. The amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended June 30, 2015		Full year ended December 31, 2015
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.35	$0.41	$1.37	$1.61
Restructuring and special charges	—	—	0.01	0.01
Financing and other transaction costs	0.01	0.01	0.12	0.12
Deferred (gain)/loss on other hedges	—	—	0.02	0.02
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	0.26	0.26	1.07	1.07
Deferred income tax and other tax (benefit)/expense	0.06	0.06	0.18	0.18
Amortization of deferred financing costs	0.01	0.01	0.04	0.04
Projected Adjusted net income per diluted share	$0.69	$0.75	$2.80	$3.04
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	171,500	171,500	171,700	171,700

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used may change as new events occur or additional information is obtained. Actual results could differ from those estimates.